Pricing Supplement No.  0012      Dated  04/09/2001             Rule 424(b)(2)
										File No. 333-55650
(To Prospectus dated February 23, 2001 and
Prospectus Supplement dated March 1, 2001)

				This Pricing Supplement consists of 1 page(s)
SALOMON SMITH BARNEY HOLDINGS INC.
Medium-Term Notes, Series K (Registered Notes)
Due Nine Months or More from the Date of Issue

Principal Amount or Face Amount:     $150,000,000.00
Issue Price:     100.00%
Proceeds to Company on original issuance:     $149,737,500.00
Commission:     			      $262,500.00
Agents Capacity on original issuance:

	Salomon Smith Barney Inc.    : $136,875,000.00
	Pryor, Counts & Co. Inc.     :   $6,562,500.00
	Ormes Capital Markets Inc.   :   $6,562,500.00



Original Issue Date:    04/09/2001
Stated Maturity:        04/09/2003
Specified Currency:
    (If other than U.S. Dollars)
Authorized Denominations:
    (If other than as set forth in the Prospectus Supplement)
Interest Payment Dates: The 9th of every January, April, July, and October. First Interest Payment Date: July 9, 2001.
    Accrue to Pay:  |X| Yes  | | No
Indexed Principal Note:   | |  Yes (See Attached)   |X|  No
Type of Interest on Note: | | Fixed Rate   |X| Floating Rate   | | Indexed Rate
								 (See Attached)
Interest Rate (Fixed Rate Notes):
Initial Interest Rate (Floating Rate Notes):
Base Rate: | | CD Rate | | Commercial Paper Rate  |x| Federal Funds Rate
	   | | LIBOR Telerate   | | LIBOR Reuters | | Treasury Rate
	   | | Treasury Rate Constant Maturity    | | Prime Rate
	   | | J.J. Kenny Rate			  | | Euribor
	   | | Eleventh District Cost of Funds    | | Other
Calculation Agent (If other than Citibank):   | | Salomon Smith Barney Inc.
					      | | Other  (See Attached)
Computation of Interest:  | | 30 over 360       | | Actual over Actual
			  |X| Actual over 360   | | Other (See Attached)
    (If other than as set forth in the Prospectus Supplement)
Interest Reset Dates:  Daily.
Rate Determination Dates: 1 day New York no rate cutoff.
    (If other than as set forth in the Prospectus Supplement)
Index Maturity:    Federal Funds Rate
Spread (+/-):      +35 basis points
Spread Multiplier:
Change in Spread, Spread Multiplier or Fixed Interest Rate prior
    to Stated Maturity:     | | Yes (See Attached)  |X| No
Maximum Interest Rate:
Minimum Interest Rate:
Amortizing Note:   | |  Yes  (See Attached)   |X|  No

Renewable Note: | | Yes (see attached)  |x| No
Optional Extension of Maturity: | | Yes (see attached)  |x| No

Optional Redemption:   | |  Yes   |X|  No
   Optional Redemption Dates:
   Redemption Prices:
   Redemption: | | In whole only and not in part | | May be in whole or in part

Optional Repayment:       | |  Yes     |X|  No
	Optional Repayment Dates:
	Optional Repayment Prices:

Discount Note:   | |  Yes   |x|  No
	Total Amount of OID:
	Bond Yield to Call:
	Bond Yield to Maturity:
	Yield to Maturity:

Cusip:  79548EGQ9